Exhibit (n)(6)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Capital Southwest Corporation

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Capital Southwest Corporation (a Texas corporation) referred to in our report dated June 1, 2017, which is included in the Prospectus and Registration Statement. Our audits of the basic consolidated financial statements included the Senior Securities Table information contained in the Prospectus and Registration Statement on page 47, which is the responsibility of the Company's management. In our opinion, this Senior Securities Table, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Grant Thornton LLP has not performed any procedures subsequent to the date of our report.

/s/ GRANT THORNTON LLP

Dallas, Texas
September 7, 2017